Bellerophon Announces First Patient Enrolled in Phase 2b Study Evaluating INOpulse® for Treatment of Pulmonary Hypertension Associated with Interstitial Lung Disease

Warren, NJ, January 3, 2018 - Bellerophon Therapeutics, Inc. (Nasdaq: BLPH), a clinical-stage biotherapeutics company, today announced that the first patient has been randomized into a Phase 2b study evaluating INOpulse® in patients with Pulmonary Hypertension associated with Interstitial Lung Disease (PH-ILD). The first patient was treated at The Lung Research Center in Chesterfield, MO, by Neil A. Ettinger, M.D.

The iNO-PF Phase 2b, randomized, double-blind, placebo-controlled clinical study will assess the safety and efficacy of pulsed, inhaled nitric oxide (iNO) versus placebo in patients with PH-ILD, including patients with idiopathic pulmonary fibrosis (PH-IPF). A total of 40 subjects will be enrolled in this clinical trial. The study design includes a 1-week run-in period, followed by an 8-week double-blinded treatment period. The primary endpoint of the study is the change in 6 Minute Walk Distance from baseline to week 8. The trial will include several additional endpoints, including the change in Right Ventricular Function.

“The initiation of our iNO-PF study represents an important milestone in our INOpulse development program,” said Fabian Tenenbaum, Chief Executive Officer of Bellerophon. “PH associated with ILD, including PH-IPF, are devastating conditions with no approved therapies. Patients suffering from these conditions represent an orphan population with a mean survival of only two years from diagnosis and for whom systemic vasodilators have proven to be ineffective. The proprietary and targeted INOpulse mechanism of action, and the positive data generated from our previously completed Phase 2a study, suggest that INOpulse has the potential to become the first approved therapy to address this critical treatment void. We look forward to working with our Steering Committee and investigators to continue the development of INOpulse for PH-ILD.”

Top-line results from this study are expected to be available by the end of 2018. Additional details of the trial can be found at www.clinicaltrials.gov (NCT 03267108).

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies at the intersection of drugs and devices that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing three product candidates under its INOpulse program, a proprietary pulsatile nitric oxide delivery system. The first is for the treatment of pulmonary arterial hypertension (PAH), for which the Company has commenced Phase 3 clinical trials. The second is for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD) and the third candidate is for the treatment of pulmonary hypertension associated with Interstitial Lung Disease (PH-ILD), both of which are in Phase 2 development. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Contacts
At Bellerophon:                    At LifeSci Advisors:
Fabian Tenenbaum, Chief Executive Officer        Brian Ritchie
(908) 574-4767                    (212) 915-2578
britchie@lifesciadvisors.com